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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of Inverness Medical Innovations, Inc. of our report dated May 18, 2005, relating to the Ischemia Technologies, Inc. as of and for the year ended December 31, 2004 which report appears in the Form 8-K/A of Inverness Medical Innovations, Inc. dated May 27, 2005.

        We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/ Anton Collins Mitchell LLP
Denver, Colorado August 26, 2005

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  Exhibit 23.3